Exhibit 10.1

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

SIXTH AMENDMENT
TO THE
COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

THIS SIXTH AMENDMENT TO THE COLLABORATIVE RESEARCH AND LICENSE AGREEMENT (the “Sixth Amendment”) is made by and between SENOMYX, INC. (“Senomyx”), a Delaware corporation, having a principal place of business at 4767 Nexus Centre Drive, San Diego, CA 92121, and NESTEC, LTD. (“Nestlé”), a Swiss company, having a principal place of business at Avenue Nestlé 55, CH-1800 Vevey, Switzerland.

WHEREAS, Senomyx and Nestlé entered into that certain Collaborative Research and License Agreement dated as of April 18, 2002, as amended by that certain First Amendment dated October 23, 2003, that certain Second Amendment dated April 17, 2005, that certain Third Amendment dated March 22, 2006, that certain Fourth Amendment dated April 14, 2008 and that certain Fifth Amendment dated September 15, 2008 (collectively, the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement in the manner set forth in this Sixth Amendment (capitalized terms used but not otherwise defined in this Sixth Amendment shall have the meanings given such terms in the Agreement).

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants, representations and agreements set forth below, the parties hereby agree to amend the Agreement as follows:

AGREEMENT

1.                                        Appendix A to the Agreement is hereby amended by either adding or amending, as provided below, the following definitions:

“[***] Category” means [***] applications in the [***] Category in [***].

“Base Royalty Payment” has the meaning set forth in Section 7.4(A)(ii)(c) of the Agreement.

 “[***]” means the [***] of Umami Products [***] by or on behalf of Nestlé or its Affiliates.

“Incremental Royalty Payment” has the meaning set forth in Section 7.4(A)(ii)(c) of the Agreement.

“[***] Category” means [***], which are ready to eat [***].

“Relevant Category” means the [***] Category, or the [***] Category, or the [***] Category, or the [***] Category, the [***] Category or the [***] Category for [***] Products and the [***] Category, or the [***] Category for [***] Products.

“Royalty Rate” means as set forth in Section 7. 4(A)(ii)(c) of the Agreement.

“Umami Field” means the [***] Category, the [***] Category, the [***] Category, the [***] Category, the [***] Category and the [***] Category and specifically excludes the [***] Category, the [***] Category, and the New Category, except as provided for under Section 3.2. The Umami Field does not include [***].

“Weight” or “W” means the weight of S336 (in kilograms) used in Umami Products [***] applicable Calendar Year by or on behalf of Nestlé or its Affiliates.

2.                                      Section 7.4(A)(ii)(c) of the Agreement is hereby amended and restated in its entirety with respect to royalties payable on sales of Umami Products that are manufactured using S336 ([***]) as described below. With respect to royalties payable on sales of Umami Products that are manufactured using [***], the provisions of Section 7.4(A)(ii)(c) from the Agreement prior to the effective date of this Sixth Amendment shall continue to apply.

“(1) S336 Royalty Calculation. On or after April 1, 2010, with respect to Umami Products that are manufactured using S336 ([***]) during the remainder of the Royalty Term, Nestlé shall pay a nonrefundable royalty on W as described below.  For each Calendar Year, Nestlé will pay an annual base royalty (“Base Royalty Payment”) to Senomyx for W up to [***] kilograms as set forth in the table below.

Calendar Year	Base Royalty Payment
2010	[***]
2011	[***]
2012	[***]
2013	[***]
2014 and each Calendar Year thereafter	[***]

In addition, in the event that for any Calendar Year W is greater than or equal to [***] kilograms, Nestlé will pay an additional [***] per kilogram of W in excess of the first [***] kilograms of W, subject to adjustment as set forth below (hereinafter, the “Incremental Royalty Payment”).  Notwithstanding the foregoing, in the event that W for any Calendar Year has decreased from W for the immediately preceding Calendar Year, the Incremental Royalty Payment amount due will not decrease.  In such event, the Incremental Royalty Payment amount due will be [***] described below, if applicable).

The Incremental Royalty Payment rate will remain constant through the end of 2013. Commencing for the 2014 Calendar Year and beyond, the Incremental Royalty Payment under this Section 7.4(A)(ii)(c) will be increased annually [***] Calendar Year.  The first adjustment will be effective on January 1, 2014 and annually on each anniversary thereafter.

It is understood and agreed that during a given Calendar Year the Incremental Royalty Payments are incremental to the Base Royalty Payment for that Calendar Year.

For the avoidance of doubt, the royalties payable by Nestlé will be exclusive of any manufacturing costs. Where it is agreed that Senomyx will manufacture or procure the manufacture of any Umami Compound, Nestlé will pay (or will procure that its Affiliates shall pay) the agreed manufacturing costs of any Umami Compound in accordance with this Agreement. Where Nestle or any of its Affiliates will manufacture or procure the manufacture of any Umami Compound by a Third Party, then Nestle or the applicable Affiliate shall pay the applicable manufacturing costs of any Umami Compound and such payments to any Third Party shall not reduce amounts payable to Senomyx pursuant to this Agreement.

(2) S336 Royalty Payments Timing. Notwithstanding the first sentence of Section 7.6, the first Base Royalty Payment under the foregoing terms for the period April 1, 2010 through December 31, 2010 will be due within thirty (30) days of the effective date of the Sixth Amendment.  Nestlé will pay the Base Royalty of [***] at that time in a single lump sum.  Within [***] days of the end of each quarterly period of 2010 in which royalties are earned during the 2010 ([***]), Nestlé shall pay any Incremental Royalty Payments due to Senomyx based on the actual W recorded for applicable Umami Products [***] applicable quarterly period.

Notwithstanding the first sentence of Section 7.6, within [***] days following January 1st of each Calendar Year beginning in 2011, Nestlé shall pay the applicable Base Royalty Payment in a single lump sum.  Within [***] days of the end of each quarterly period of the Calendar Year in which such Royalties are earned, Nestlé shall pay any additional Royalty due to Senomyx for W greater than or equal to [***] kilograms based on the actual W recorded for Umami Products [***] the applicable period.

 (3) [***] Royalty Payment. On or after [***], in the event that Nestlé has not achieved [***] in Umami Products of at least [***], either party [***] based on the scope of the exclusive and geographical rights then granted to Nestlé. In such circumstance, in order that Senomyx [***] in Umami Products, Nestlé shall provide Senomyx with a report detailing on an annual basis [***] to Nestlé (or its respective Affiliate) [***] basis. The parties [***] Royalty Payment, considering the [***] under the circumstances. The terms and conditions of any [***] having regard to all the circumstances. In the event that the parties [***] Royalty Payment within of a party [***], either party may [***] referred to in this Section 7.4(A)(ii)(c) shall constitute a Dispute and be resolved according to the mediation provisions (but not the arbitration provisions) set forth in Section 17.4. In such instance, each party shall bear their own out-of-pocket expenses for the conduct of such negotiations, including attorneys fees, and the party [***]. For avoidance of doubt, a [***] Royalty Payment shall not [***] in accordance with this Section 7.4(A)(ii)(c) [***] Royalty Payment, [***] subject to Nestle’s right [***] hereof.

(4) Royalty Reporting for Umami Products Manufactured With S336. Notwithstanding the second sentence of Section 7.6, with each royalty payment under Section7.4(A)(ii)(c) related to Umami Products that are manufactured using S336 ([***]), Nestlé (or its respective Affiliate) will furnish to Senomyx a statement in sufficient detail to permit confirmation of the accuracy of the royalty payment made and such statement shall consist of the following information: (i) the W; (ii) the [***] Nestlé (or its respective Affiliate) during the applicable period and [***] the applicable period; and (iii) [***];  For the avoidance of doubt, even if no quarterly Incremental Royalty Payment is owed to Senomyx under Section7.4(A)(ii)(c) above [***], Nestlé will provide such reports showing (i) through (iv) above to assist Senomyx with its financial forecasting.”

3.                                      Section 8.1(A) is hereby amended so that each reference to the term “Compound” shall hereafter be replaced with the term “Selected Compound”.

4.                                      Sections 8.1(B) and (C) of the Agreement are hereby amended such that all license grants under their respective subsections (iii) through (viii) are hereafter limited solely to S336 [***].

5.                                      The following subsection is hereby added at the end of Section 8.1(B) of the Agreement:

“and (ix) a nonexclusive, nontransferable (except as permitted under Section 17.12), license under the Senomyx Technology to use S336 [***], solely for non-commercial development of Umami Products in the [***] Category.”

6.                                        The following subsection is hereby added at the end of Section 8.1(C) of the Agreement:

“;and (ix) a nonexclusive, nontransferable (except as permitted under Section 17.12), license under the Senomyx Technology to make, have made, use, sell, offer for sale, have sold, import and export Umami Products that contain S336 [***], in the [***] Category.”

7.             A new Section 8.1(D) is hereby added to the Agreement as follows:

“Within [***] of the date of [***] which has been [***], which includes [***], Nestlé must notify Senomyx in writing of [***] in the applicable Relevant Categories [***].  Such written notice from Nestlé shall include [***] (if different than those set forth in Section [***]).  In the event that Senomyx does not receive such written notification and proposal within [***] Umami Compound under the Agreement.  If Nestlé properly submits written notice within such [***] the parties shall negotiate in good faith for a period not to exceed [***] from the date of such written notice to [***] that is mutually satisfactory to both parties. In such circumstance, the parties agree to negotiate in good faith and to consider [***] under the circumstances.  The terms and conditions of [***] referred to in this Section 8.1(D) will [***] the circumstances.   In the event that the parties are [***] terms within [***] and that the unresolved matters referred to above in this Section 8.1(D) shall constitute a Dispute and be resolved according to the mediation provisions (but not the arbitration provisions) set forth in Section 17.4.  In such instance, each party shall bear their own out-of-pocket expenses for the conduct of such negotiations, including attorneys fees, and the party [***] shall pay the entire costs for the conduct of the mediation. For avoidance of doubt, a party’s request to [***]. If Nestle requests that the parties [***] period or following such mediation, or if neither party has invoked the dispute resolution provisions of Section 17.4, then [***] an Umami Compound under the Agreement.

8.                                        As an express condition to this Amendment and notwithstanding anything in the Agreement to the contrary, the parties acknowledge and agree that except with respect to the rights to S336 [***] Relevant Categories and territories) expressly granted in Section 8.1, Nestlé has no rights under Senomyx Technology (and Senomyx will have no obligations to Nestle or its Affiliates) relating to any Compounds that enhance and/or mimic the taste of monosodium glutamate and Senomyx will not be subject to any restrictions or limitations under the Agreement or otherwise on its ability to commercialize or license Compounds that enhance and/or mimic the taste of monosodium glutamate for any use either directly or through Third Party collaborations, licenses or other commercial arrangements.

9.                                        Except as specifically amended by this Sixth Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

10.                                 This Sixth Amendment will be governed by the laws of the State of California, U.S.A., as such laws are applied to contracts entered into and to be performed entirely within such State.

11.                                 This Sixth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Sixth Amendment effective as of the date last signed by the parties below.

SENOMYX, INC.		NESTEC LTD.:

By:	/s/Kent Snyder	By:	/s/Bruce McConnell

Name:	Kent Snyder	Name:	Bruce McConnell

Title:	CEO	Title:	Vice President

Date:	7/15/10	Date:	15 July 2010